                              ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-36367 for Hartford Life and Annuity Insurance Company (formerly known as ITT Hartford Life and Annuity Insurance Company) Separate Account Five on Form S-6.


                                          /s/ Arthur Andersen LLP


Hartford, Connecticut
January 26, 1998